CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207427 on Form S-8 of HomeStreet, Inc. of our report dated June 25, 2021 appearing in this Annual Report on Form 11-K of HomeStreet, Inc. 401(k) Savings Plan for the year ended December 31, 2020.

/s/ Crowe LLP
South Bend, Indiana
June 25, 2021